UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2018

Stem Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55751	61-1794883
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File No.)	Identification No.)

7777 Glades Road, Suite 203, Boca Raton, FL	33434
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 237-2931

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events	3

SIGNATURES	4

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Section 8 - Other Events

Item 8.01 Other Events.

The Company’s Form 10-K for the period ended September 30, 2017 and Form 10-Q for the quarter ended December 31, 2017 included a disclosure with respect to the acquisition of the Company’s property located at 7827 SE Powell Blvd, Portland, OR 97206 that “…the Company and note holder have come to an agreement to reduce by $75,000 the balance due under the note, due to the Seller breaching certain sections of the Purchase and Sale Agreement dated November 15, 2016.” This statement was incorrect in that no such agreement had been reached. As of April 12, 2018, the Company and the note holder are in discussions, through their respective counsel, to attempt to reach a settlement of the amount due under the note, but if not resolved informally, the matter could proceed to arbitration.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stem Holdings, Inc.

By:	/s/ Adam Berk
Name:	Adam Berk
Title:	CEO

Dated: April 16, 2018

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